Exhibit 3.87

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/11/1992
752255005 – 2309208

CERTIFICATE OF INCORPORATION

OF

TIME INC. VENTURES

1. The name of the corporation is:

Time Inc. Ventures

2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

Janice M. Cannon

1271 Avenue of the Americas

New York, New York 10020

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand the 3rd day of September, 1992.

/s/ Janice M. Cannon
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 09/05/1997
971297481 – 2309208

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

TIME INC. VENTURES, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

The present registered agent of the corporation is THE PRENTICE HALL CORPORATION SYSTEM, INC. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY” adopted the following resolutions as of the 17th day of April, 1997.

RESOLVED, that the registered office of the Corporation in the State of Delaware be, and it hereby is, changed to The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle; and further

RESOLVED, that the authorization of the present registered agent of the Corporation in the State of Delaware be, and it hereby is withdrawn and that The Corporation Trust Company be, and it hereby is, appointed the registered agent of the Corporation in the State of Delaware at the address of the Corporation’s registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Richard I. Friedman, its Assistant Secretary, as of this 31st day of July, 1997.

By:	Richard I. Friedman
Richard I. Friedman
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:25 PM 11/14/2018
FILED 05:25 PM 11/14/2018
SR 20187647167 - File Number 2309208

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Time Inc. Ventures resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the corporation is: TI Inc. Ventures.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 31st day of October, 2018.

By:	/s/ Joseph H. Ceryanec
Authorized Officer
Title:	President & CEO
Name:	Joseph H. Ceryanec
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